Exhibit 99.1

January 10, 2020	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 U.S.A. +1.317.276.2000 www.lilly.com

For Release:Immediately

Refer to:	Mark Taylor; mark.taylor@lilly.com; (317) 276-5795 (Lilly Media)
Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (Lilly Investors)
Erin Murphy; media@dermira.com; (650) 421-7216 (Dermira Media)
Andrew Guggenhime; investor@dermira.com; (650) 421-7200 (Dermira Investors)

Lilly Announces Agreement to Acquire Dermira

Lilly to acquire Dermira for $1.1 billion, expanding its portfolio of Phase 3 medicines with the addition of lebrikizumab, an IL-13antibody being studied in Phase 3 for the treatment of moderate-to-severe atopic dermatitis

Acquisition also includes QBREXZA, Dermira’s medicated cloth for primary axillary hyperhidrosis

INDIANAPOLIS, IN and MENLO PARK, CA – Eli Lilly and Company (NYSE: LLY) and Dermira, Inc. (NASDAQ: DERM) today announced a definitive agreement for Lilly to acquire Dermira for $18.75 per share, or approximately $1.1 billion, in an all-cash transaction. Dermira is a biopharmaceutical company dedicated to developing new therapies for chronic skin conditions.

The acquisition will expand Lilly’s immunology pipeline with the addition of lebrikizumab, a novel, investigational, monoclonal antibody designed to bind IL-13 with high affinity that is being evaluated in a Phase 3 clinical development program for the treatment of moderate-to-severe atopic dermatitis in adolescent and adult patients, ages 12 years and older. Lebrikizumab was granted Fast Track designation from the U.S. Food and Drug Administration (FDA) in December 2019. The acquisition of Dermira will also expand Lilly’s portfolio of marketed dermatology medicines with the addition of QBREXZA® (glycopyrronium) cloth, a medicated cloth approved by the FDA for the topical treatment of primary axillary hyperhidrosis (uncontrolled excessive underarm sweating).

“People suffering from moderate-to-severe atopic dermatitis have significant unmet treatment needs, and we are excited about the potential that lebrikizumab has to help these patients,” said Patrik Jonsson, Lilly senior vice president and president of Lilly Bio-Medicines “The acquisition of Dermira is consistent with Lilly’s strategy to augment our own internal research by acquiring clinical phase assets in our core therapeutic areas and leveraging our development expertise and commercial infrastructure to bring new medicines to patients. This acquisition provides an opportunity to add a promising Phase 3 immunology compound for atopic dermatitis, while also adding an approved dermatology treatment for primary axillary hyperhidrosis. We look forward to completing the acquisition and continuing Dermira’s excellent work.”

“Since Dermira’s inception, we have been focused on applying strong science to medical dermatology with the goal of finding new ways to treat some of the most common skin conditions that affect millions of people every year,” said Tom Wiggans, chairman and chief executive officer at Dermira. “We are pleased that Lilly has recognized the progress we have made and the opportunities for lebrikizumab and QBREXZA. We share with Lilly a common interest in helping patients through the development of innovative treatments and believe that patients and physicians will benefit from the resources that Lilly can bring to maximize the potential of our programs. We also believe this proposed transaction is in the best interests of Dermira and our stockholders and affirms the dedication and important groundwork established by Dermira’s talented employees since the founding of the company nearly 10 years ago.”

Under the terms of the agreement, Lilly will commence a tender offer to acquire all outstanding shares of Dermira, Inc. for a purchase price of $18.75 per share in cash, or approximately $1.1 billion. The transaction is not subject to any financing condition and is expected to close by the end of the first quarter of 2020, subject to customary closing conditions, including receipt of required regulatory approvals and the tender of a majority of the outstanding shares of Dermira’s common stock. Following the successful closing of the tender offer, Lilly will acquire any shares of Dermira that are not tendered into the tender offer through a second-step merger at the tender offer price.

The purchase price represents a premium of approximately 86 percent to the 60-day volume-weighted average trading price of Dermira’s stock ending on January 9, 2020, the last trading day before the announcement of the transaction. Dermira’s Board of Directors unanimously recommends that Dermira’s stockholders tender their shares in the tender offer.  Additionally, certain Dermira stockholders, beneficially owning approximately 13 percent of Dermira’s outstanding common stock, have agreed to tender their shares in the tender offer.

This transaction will be reflected in Lilly’s financial results and financial guidance according to Generally Accepted Accounting Principles (GAAP). Lilly will provide an update to its 2020 financial guidance, including the expected impact from the acquisition of Dermira, as part of its fourth-quarter and full-year 2019 financial results announcement on January 30, 2020.

For Lilly, Evercore is acting as the exclusive financial advisor and Weil, Gotshal & Manges LLP is acting as legal advisor in this transaction. For Dermira, Citi is acting as lead financial advisor, SVB Leerink is acting as financial advisor, and Fenwick & West LLP is acting as legal advisor.

About lebrikizumab

Lebrikizumab is a novel, investigational, monoclonal antibody designed to bind IL-13 with very high affinity, specifically preventing the formation of the IL-13Rα1/IL-4Rα heterodimer complex and subsequent signaling, thereby inhibiting the biological effects of IL-13 in a targeted and efficient fashion. IL-13 is believed to be a central pathogenic mediator that drives multiple aspects of the pathophysiology underlying the range of signs and symptoms of atopic dermatitis by promoting type 2 inflammation and mediating its effects on tissue, resulting in skin barrier dysfunction, itch, skin thickening and skin pain.

About QBREXZA® (glycopyrronium) cloth

QBREXZA (pronounced kew brex’ zah) is an anticholinergic indicated for topical treatment of primary axillary hyperhidrosis in adult and pediatric patients 9 years of age and older. QBREXZA is applied directly to the skin and is designed to block sweat production by inhibiting sweat gland activation. For more information visit www.QBREXZA.com.

About Dermira

Dermira is a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions. Dermira is committed to understanding the needs of both patients and physicians and using its insight to identify, develop and commercialize leading-edge medical dermatology products. The company’s approved treatment, QBREXZA® (glycopyrronium) cloth, is indicated for pediatric and adult patients (ages 9 and older) with primary axillary hyperhidrosis (excessive underarm sweating). Please see the QBREXZA prescribing information. Dermira is currently evaluating lebrikizumab in a Phase 3 clinical development program for the treatment of moderate-to-severe atopic dermatitis (a form of eczema) and also has early-stage research and development programs in other areas of dermatology. Dermira is headquartered in Menlo Park, Calif. For more information, please visit http://www.dermira.com. Follow Dermira on Twitter, LinkedIn and Instagram.

About Eli Lilly and Company
Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at www.lilly.com. C-LLY

Lilly Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements about the benefits of Lilly’s acquisition of Dermira, Inc. (“Dermira”) and regarding the anticipated timing of closing of the transaction. It reflects Lilly’s current beliefs; however, as with any such undertaking, there are substantial risks and uncertainties in implementing the transaction and in drug development and commercialization. Among other things, there can be no guarantee that the transaction will be completed in the anticipated timeframe, or at all, or that the conditions required to complete the transaction will be met, that Lilly will realize the expected benefits of the transaction, that lebrikizumab will be approved on the anticipated timeline or at all, or that lebrikizumab or QBREXZA will be commercially successful. For further discussion of these and other risks and uncertainties, see Lilly’s most recent Form 10-K and Form 10-Q filings with the United States Securities and Exchange Commission (“the SEC”). Except as required by law, Lilly undertakes no duty to update forward-looking statements to reflect events after the date of this release.

Dermira Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the completion of the transactions contemplated by the merger agreement and the anticipated timing thereof. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the timing of the offer and the subsequent merger; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement on Dermira’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; and other uncertainties pertaining to the business of Dermira, including those set forth in the section entitled “Risk Factors” set forth in Dermira’s Annual Report on Form 10-K, Dermira’s Quarterly Reports on Form 10-Q and other filings Dermira makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Dermira’s forward-looking statements. Such forward-looking statements speak only as of the date of this news release. Dermira undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information about the Acquisition and Where to Find It

The tender offer for the outstanding shares of Dermira referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Dermira, nor is it a substitute for the tender offer materials that Lilly and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Lilly and its acquisition subsidiary will file tender offer materials on Schedule TO, and Dermira will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF DERMIRA ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF DERMIRA SHARES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Dermira at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Lilly and Dermira file annual, quarterly and special reports and other information with the SEC.  You may read and copy any reports or other information filed by Lilly or Dermira at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Lilly’s and Dermira’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

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